Exhibit 23 (c)

Consent of Independent Accountants

We hereby consent to the incorporation by reference to the Registration Statements on Form S-3 (Nos. 333-29433, 333-47534, 333-87573 and 333-20023) of Old National Bancorp of our report dated January 18, 2000 appearing in this Form 10-K.

/s/ Heathcott & Mullaly, P.C.

Heathcott & Mullaly, P.C.
Brentwood, Tennessee
March 13, 2002